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                                                           EXHIBIT 4.(ii)(a)(28)


                               AMENDMENT NUMBER 1
                                     TO THE
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                           DATED AS OF APRIL 22, 1996
                                     AMONG
                         THE DELTA QUEEN STEAMBOAT CO.,
                         AMERICAN CLASSIC VOYAGES CO.,
                           THE FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTY THERETO
                                      AND
                           THE CHASE MANHATTAN BANK,
                                    AS AGENT


          This Amendment Number 1 (this "Amendment") to the Third Amended and Restated Credit Agreement dated as of April 22, 1996 among The Delta Queen Steamboat Co., American Classic Voyages Co., the financial institutions from time to time parties thereto and The Chase Manhattan Bank (formerly known as Chemical Bank), as Agent (the "Credit Agreement") is dated as of November 18, 1996. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

          1. The Borrower, the Parent, the Lenders and the Agent have agreed to amend the Credit Agreement, and accordingly, effective as of November 18, 1996, upon satisfaction of the conditions precedent set forth below and in reliance upon the representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

          1.1 Section 7.03(i) is amended by adding at the end thereof the following:

                   "; and Investments by the Borrower in commercial paper that would qualify as a Cash Equivalent but for the fact that the issuer's rating on such commercial paper is not at least A-1 from S&P of P-1 from Moody's, provided that (i) such rating is at least A-2 from S&P or P-2 from Moody's and (ii) the aggregate amount of such Investments at any time shall not exceed $10,000,000;"

          2. This Amendment shall become effective as of November 18, 1996 upon satisfaction of the following conditions: (i) as of such date, no Event of Default or Potential Event of Default shall have occurred and be continuing under the Credit Agreement as amended by this Amendment; and (ii) the Agent shall have received a copy of this Amendment duly executed by the Borrower, the Parent and the Requisite Lenders, together with the Consent attached hereto executed by the Borrower Subsidiaries named thereon.

          3. The Borrower and the Parent hereby represent and warrant that this Amendment and the Credit Agreement, as amended, constitute legal, valid and binding obligations of the Borrower and the Parent and are enforceable against the Borrower and the


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Parent in accordance with their respective terms, and that after giving effect to this Amendment, no Event of Default or Potential Event of Default has occurred and is continuing.

          4. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof," "therein," or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby. Except as expressly set forth herein, all terms and conditions of the Credit Agreement, the other Loan Documents and the other documents and agreements executed by the Borrower or its Affiliates in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects.

          5. This Amendment may be executed by the parties hereto on separate counterparts and each of said counterparts taken together shall be deemed to constitute one and the same instrument.


          IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                                        THE DELTA QUEEN STEAMBOAT CO.,
                                                   as Borrower


                                           By: \s\ Jordan B. Allen
                                              -------------------------------
                                               Name: Jordan B. Allen
                                               Title: Vice President


                                           AMERICAN CLASSIC VOYAGES CO.,
                                                   as Parent

                                           By:     \s\ Jordan B. Allen
                                               -------------------------------
                                               Name: Jordan B. Allen
                                               Title: Senior Vice President
                                                      and General Counsel


                                           THE CHASE MANHATTAN BANK,
                                                   as Agent and as a Lender

                                           By:     \s\ C. C. Wardell
                                               -------------------------------
                                               Name:  Christopher C. Wardell
                                               Title: Group Credit Officer


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                                        HIBERNIA NATIONAL BANK,
                                             as Co-Agent and as a Lender

                                        By:  \s\ Lizette M. Terral
                                            -------------------------------
                                            Name:  Lizette M. Terral
                                            Title:  Vice President


                                        DEPOSIT GUARANTY NATIONAL BANK,
                                              as a Lender

                                        By:     \s\ Gregory A. Moore
                                            -----------------------------
                                            Name:  Gregory A. Moore
                                            Title:  Vice President


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                                    CONSENT

                         Dated as of November 18, 1996


          Each of the undersigned, as a party to certain Collateral Documents in connection with the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and confirms and agrees that (i) each of the Collateral Documents is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, and (ii) all of the Collateral described in the Collateral Documents does and shall continue to secure the payment of all of the Obligations. Capitalized terms used herein are used as defined in the Credit Agreement.

                                        CRUISE AMERICA TRAVEL, INCORPORATED
                                        GREAT RIVER CRUISE LINE, INC.
                                        GREAT OCEAN CRUISE LINE, INC.
                                        GREAT RIVER TRANSPORTATION CO.
                                        BLACKLAND VISTAS, INC.


                                        By:    /s/ Jordan B. Allen
                                             ----------------------------
                                               Vice President